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                                                                    EXHIBIT 23.4

The Board of Directors
Bull Run Corporation:

We consent (i) to the use of our report, dated February 10, 1997, with respect to the statements of earnings, changes in stockholders' equity and cash flows of Capital Sports Properties, Inc. for the six- months ended June 30, 1996 and the year ended December 31, 1995 included herein (or incorporated herein by reference) and (ii) to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG LLP


Stamford, Connecticut
August 5, 1999